Exhibit (h)(2)(iii)

SCHEDULE A

DATED AS OF NOVEMBER 11, 2016

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH

Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2017
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2017
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2017
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2017
Transamerica Bond	0.71%	March 1, 2017
Transamerica Capital Growth	1.20%	March 1, 2017
Transamerica Commodity Strategy	0.94%	March 1, 2017
Transamerica Concentrated Growth	0.95%	March 1, 2017
Transamerica Core Bond	0.60%	March 1, 2017
Transamerica Dynamic Income	0.67%	March 1, 2017
Transamerica Dynamic Allocation	0.85%	March 1, 2017
Transamerica Developing Markets Equity	1.45%	March 1, 2017
Transamerica Dividend Focused	0.90%	March 1, 2017
Transamerica Emerging Markets Debt	1.00%	March 1, 2017
Transamerica Emerging Markets Equity	1.50%	March 1, 2017
Transamerica Event Driven	1.35%	March 1, 2017
Transamerica Flexible Income	0.85%	March 1, 2017
Transamerica Floating Rate	0.80%	March 1, 2017
Transamerica Global Bond	0.75%	March 1, 2017
Transamerica Global Equity	1.10%	March 1, 2017
Transamerica Global Multifactor Macro	1.50%	March 1, 2017
Transamerica Global Real Estate Securities	N/A	March 1, 2017
Transamerica Global Long/Short Equity	1.55	March 1, 2017
Transamerica Growth	N/A	March 1, 2017
Transamerica Government Money Market	0.48%	March 1, 2017
Transamerica High Yield Bond	0.95%	March 1, 2017
Transamerica High Yield Muni	0.76%*	March 1, 2017
Transamerica Income & Growth	0.93%	March 1, 2017
Transamerica Inflation Opportunities	0.75%	March 1, 2017
Transamerica Intermediate Bond	0.55%	March 1, 2017
Transamerica Intermediate Muni	0.71%*	March 1, 2017
Transamerica International Equity	1.10%	March 1, 2017
Transamerica International Equity Opportunities	N/A	March 1, 2017
Transamerica International Small Cap	1.27%	March 1, 2017
Transamerica International Small Cap Value	1.22%	March 1, 2017
Transamerica Large Cap Value	0.95%	March 1, 2017
Transamerica Long/Short Strategy	1.59%	March 1, 2017
Transamerica Managed Futures Strategy	1.45%	March 1, 2017
Transamerica Mid Cap Growth	1.05%	March 1, 2017
Transamerica Mid Cap Value	1.05%	March 1, 2017
Transamerica Mid Cap Value Opportunities	0.95%	March 1, 2017
Transamerica MLP & Energy Income	1.35%	March 1, 2017
Transamerica Multi-Cap Growth	1.40%	March 1, 2017
Transamerica Multi-Managed Balanced	1.15%	March 1, 2017
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2017
Transamerica Short-Term Bond	0.75%	March 1, 2017
Transamerica Small Cap Core	1.05%	March 1, 2017
Transamerica Small Cap Growth	1.15%	March 1, 2017
Transamerica Small Cap Value	1.05%	March 1, 2017
Transamerica Small/Mid Cap Value	1.15%	March 1, 2017

Transamerica Strategic High Income	0.95%	March 1, 2017
Transamerica Total Return	N/A	March 1, 2017
Transamerica Unconstrained Bond	0.95%	March 1, 2017
Transamerica US Growth	1.17%	March 1, 2017

*	0.10% of the 0.25% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2017.

FUND NAME	CLASS R1	CLASS R6	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Clear Track 2015	1.20%	0.55%	March 1, 2017
Clear Track 2020	1.20%	0.55%	March 1, 2017
Clear Track 2025	1.20%	0.55%	March 1, 2017
Clear Track 2030	1.20%	0.55%	March 1, 2017
Clear Track 2035	1.20%	0.55%	March 1, 2017
Clear Track 2040	1.20%	0.55%	March 1, 2017
Clear Track 2045	1.20%	0.55%	March 1, 2017
Clear Track 2050	1.20%	0.55%	March 1, 2017
Clear Track Retirement Income	1.20%	0.55%	March 1, 2017

FUND NAME	CLASS R	CLASS R4	Class I3	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Asset Allocation – Intermediate Horizon	0.60%	0.35%		March 1, 2018
Transamerica Asset Allocation – Long Horizon	0.60%	0.35%		March 1, 2018
Transamerica Asset Allocation – Short Horizon	0.60%	0.35%		March 1, 2018
Transamerica Balanced II	1.10%	0.75%	0.50%	March 1, 2018
Transamerica Government Money Market	0.80%	0.50%	0.30%	March 1, 2018
Transamerica High Quality Bond	1.00%	0.65%	0.40%	March 1, 2018
Transamerica High Yield Bond	1.10%	0.85%	0.60%	March 1, 2018
Transamerica Inflation-Protected Securities	1.00%	0.65%	0.40%	March 1, 2018
Transamerica Intermediate Bond	1.00%	0.65%	0.40%	March 1, 2018
Transamerica International Equity	1.40%	1.15%	0.90%	March 1, 2018
Transamerica Large Core	1.15%	0.90%	0.65%	March 1, 2018
Transamerica Large Growth	1.25%	0.90%	0.65%	March 1, 2018
Transamerica Large Value Opportunities	1.00%	0.75%	0.50%	March 1, 2018
Transamerica Mid Cap Growth	1.35%	0.95%	0.75%	March 1, 2018
Transamerica Mid Cap Value Opportunities	1.25%	0.90%	0.70%	March 1, 2018
Transamerica Small Cap Core	1.50%	1.10%	0.85%	March 1, 2018
Transamerica Small Cap Growth	1.55%	1.15%	0.95%	March 1, 2018
Transamerica Small Cap Value	1.50%	1.10%	0.85%	March 1, 2018
Transamerica Stock Index	0.65%	0.30%		March 1, 2018

SCHEDULE B

DATED AS OF NOVEMBER 11, 2016

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Clear Track 2015
Clear Track 2020
Clear Track 2025
Clear Track 2030
Clear Track 2035
Clear Track 2040
Clear Track 2045
Clear Track 2050
Clear Track Retirement Income
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Intermediate Horizon
Transamerica Asset Allocation – Long Horizon
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Asset Allocation – Short Horizon
Transamerica Balanced II
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Dividend Focused
Transamerica Dynamic Allocation
Transamerica Dynamic Income
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Event Driven
Transamerica Flexible Income
Transamerica Floating Rate
Transamerica Global Bond
Transamerica Global Equity
Transamerica Global Long/Short Equity
Transamerica Global Multifactor Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Government Money Market
Transamerica High Quality Bond
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Income & Growth
Transamerica Inflation Opportunities
Transamerica Inflation-Protected Securities
Transamerica Intermediate Bond
Transamerica Intermediate Muni
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica Large Cap Value
Transamerica Large Core
Transamerica Large Growth
Transamerica Large Value Opportunities
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy

Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Multi-Cap Growth
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Stock Index
Transamerica Strategic High Income
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth